Exhibit 99.1

Patriot National Announces Closing of Global HR Research Acquisition

Positions Patriot National as a One-Stop-Shop for Risk Management Solutions

FORT LAUDERDALE, Fla., August 24, 2015 – Patriot National, Inc. (NYSE: PN), a leading provider of technology and outsourcing solutions, announced today that it has closed the previously announced acquisition of Global HR Research (GHRR). Fort Myers-based GHRR provides pre-employment background screening, assessment and acquisition solutions that augment Patriot’s broad employer service offerings, enabling its corporate clients to improve front-end risk management and reduce the costs of doing business.

The aggregate purchase price paid at closing was $24 million in cash, and $18 million in stock, or approximately 6.5X 2016 adjusted EBITDA. The cash portion was funded using Patriot’s revolving credit facility.

“We are very excited to have GHRR and its outstanding management team as an integral part of the Patriot organization,” said Steven M. Mariano, Chief Executive Officer of Patriot National. “With the acquisition of GHRR, we can now offer pre-employment screening that has become a mandatory requirement for employers in managing upfront employment risk, which is critical to ensuring safer and more profitable workplaces. Since our IPO, we have focused on leveraging our experience in workers’ compensation to expand into other mandatory services for employers, such as self-funded health plans and now employee pre-screening. The combination of these mandatory services will allow us to sell more solutions to employers and build deeper relationships with them.”

Mariano added, “With our experienced onboarding team, we anticipate a smooth integration and close collaboration of our teams that will lead to near-term new organic growth opportunities as we cross sell services across our 27,000 corporate clients.”

“With our combined resources, we plan to further enhance our client support model and our industry leading technology options, which will continue to separate GHRR from the competition,” said Brandon G. Phillips, President and CEO of Global HR Research. “We are also excited to work with Patriot National’s team to create an integrated sales process so we can effectively provide multiple risk management solutions to employers. We look forward to introducing our products and services to a much broader client base.”

Serving small businesses to Fortune 500 companies across the country, Global HR Research – which has been recognized for the past five years in HRO Today Magazine’s “Bakers Dozen” List of top national background screening providers and by Workforce Magazine’s “Hot List” of top background screening providers for four of the past five years – is accredited by the National Association of Professional Background Screeners (NAPBS) as recognized by the Background Screening Credentialing Council (BSCC).

About Patriot National

Patriot National is a national provider of comprehensive technology and outsourcing solutions within the property and casualty marketplace for insurance companies, employers, local governments and reinsurance captives. Patriot National provides general agency services, claims administration, technology outsourcing, software solutions, specialty underwriting, employer and policyholder services to its clients. Patriot National is headquartered in Fort Lauderdale, Florida.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “Guidance,” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the potential that revenue, net income or adjusted EBITDA could finally be determined to be below the range discussed in this press release. For example, we may not be able to place insurance policies for our clients, our expenses may be higher than we expect, we may have difficulty integrating new acquisitions, new acquisitions may not perform as anticipated, as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contacts:

Julie MacMedan (310) 622-8242

Paige Hart (310) 622-8244

Financial Profiles, Inc.

PatriotNational@finprofiles.com